Jupiter Wellness Completes Patient Enrollment in Clinical Study of Novel Cannabidiol Lotion JW-100 for the Treatment of Eczema

Data expected Q1 2021 from study of 66 patients

Jupiter, FL – Accesswire - December 22, 2020 - Jupiter Wellness, Inc. (Nasdaq: JUPW), a leading developer of cannabidiol (CBD) based medical therapeutics and wellness products, today announced it has completed patient enrollment in its clinical study to investigate the efficacy and safety of JW-100 its proprietary lotion formulation for the treatment of atopic dermatitis (eczema).

The multi-center, double-blinded, placebo-controlled trial enrolled 66 patients randomized to receive one of three topical formulations including a placebo at least twice per day. The primary endpoint of the study at 29 days is the proportion of success in the Investigator’s Static Global Assessment (ISGA) score, a 5-point scale assessment commonly used in clinical trials assessing the severity of atopic dermatitis. Secondary endpoints include the measurement of pain and itch thirty minutes after application. The Company expects to release final data from the study in the first quarter of 2021.

“We are eager to see the results of this trial, and should JW-100 prove effective, we plan to use the data from this study to file an Investigational New Drug (IND) application with the U.S. Food and Drug Administration,” stated Jupiter CEO Brian John. “With the eczema market valued at more than $10 billion in 2020 and a high percentage of patients unsatisfied with their current treatments, we believe Jupiter will be well positioned to capitalize on the opportunity with our CBD-based proprietary formulation.”

About Jupiter Wellness

Jupiter Wellness, Inc. (NASDAQ: JUPW) is a leading developer of cannabidiol (CBD) based medical therapeutics and wellness products. The Company’s clinical pipeline of prescription CBD-enhanced skin care therapeutics address indications including eczema, burns, herpes cold sores, and skin cancer. Jupiter generates revenues from a growing line of proprietary over-the-counter skincare products including its flagship CaniSun™ sunscreen and other wellness brands sold through its robust distribution platform.

For additional information, please visit www.jupiterwellnessinc.com. The Company’s public filings can be found at www.Sec.gov.

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Email: info@jupiterwellnessinc.com